Exhibit 23.1

                         CONSENT OF ARTHUR ANDERSEN LLP

The Board of Directors
Westell Technologies, Inc.:

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated May 14, 1998 included in Westell Technologies Inc.'s Form 10-K for the year ended March 31, 1998 and to all references to our Firm included in this Registration Statement.

                                             ARTHUR ANDERSEN LLP


Chicago, Illinois
May 25, 1999